UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 12, 2008, the Board of Momentive Performance Materials Holdings Inc. (“Holdings”), the parent of Momentive Performance Materials Inc. (“Momentive”), increased the size of the Board of Holdings from eight members to nine members in accordance with the certificate of incorporation and bylaws of Holdings and appointed L. Kenneth Cordell to serve as a member of the Board of Holdings. Mr. Cordell was also appointed a member of the Compensation Committee of the Board of Holdings. As a director of Holdings, Mr. Cordell will be entitled to receive the standard compensation for directors of Holdings who are not employees of the Momentive. Mr.Cordell most recently served as Chief Executive Officer and Chairman of the Board of United Agri Products from November 2003 until May 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns

Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: May 15, 2009